Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Bank of America Energy Conference
LAFAYETTE, LA. November 13, 2008
     Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Bank of America 2008 Energy Conference in Key Biscayne, Florida on Friday, November 14, 2008 at 12:05 p.m. eastern time. The presentation material will be available in the “Event” section of the company’s website, www.stoneenergy.com, within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region as well as selected areas in the Rocky Mountains. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.